                                                                  Exhibit 99.1

Editorial Contact:         Kevin G. Lowery
                           Alcoa Inc.
                           412-553-1424

Investor Relations:        Charles D. McLane, Jr.
                           Alcoa Inc.
                           212-836-2674

Alcoa CEO and CFO Certify Company's Financial Statements

         Pittsburgh - August 7, 2002 - Alcoa Inc. announced that its Chairman and CEO, Alain Belda, and Executive Vice President and CFO, Rick Kelson, signed and submitted sworn statements today to the U.S. Securities and Exchange Commission (SEC) affirming the SEC filings made by the company in 2002.

         "Alcoa has long had in place systems, procedures and controls to ensure the accuracy of our results, and we continually refine and improve upon these measures," said Belda. "This stems from our long-held company values, which are designed to foster a culture of integrity and accountability. Integrity is a bedrock principle upon which Alcoa has operated in the 19th, 20th, and now the 21st century. We will continue to think, act, and lead for the long-term.

         "Alcoa supports the drive for better governance across the corporate sector. We believe the New York Stock Exchange guidelines and the requirements of the Sarbanes-Oxley Act offer opportunities to improve governance. Alcoa already has a strong internal governance structure in place, and we anticipate no problem in fulfilling all of the new requirements," said Belda.

         Belda and Kelson's personal certifications, as well as the entire certification process, were reviewed with the company's audit committee. The personal certifications were submitted in accordance with SEC Order No. 4-460. The documents covered include Alcoa's 10-K for 2001, its 10-Q's for the first and second quarters of 2002, its 2002 proxy statement and all 8-K's filed in 2002 to the date of the statements.

         Alcoa is the world's leading producer of primary aluminum, fabricated aluminum and alumina, and is active in all major aspects of the industry. Alcoa serves the aerospace, automotive, packaging, building and construction, commercial transportation and industrial markets, bringing design, engineering, production and other capabilities of Alcoa's businesses to customers. In addition to aluminum products and components, Alcoa also markets consumer brands including Reynolds Wrap(R) foils and plastic wraps, Alcoa(R) wheels, and Baco(R) household wraps. Among its other businesses are vinyl siding, closures, precision castings, and electrical distribution systems for cars and trucks. The company has 129,000 employees in 38 countries.

         Note: Last week Alain Belda wrote to Alcoa employees worldwide discussing integrity, accountability and ethics. To view the letter to employees, go to http://www.alcoa.com/global/en/investment/corp_governance.asp.

         Forward Looking Statement
         -------------------------

         Certain statements relate to future events and expectations and as such constitute forward-looking statements involving known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Alcoa to be different from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in legislation and other risk factors summarized in Alcoa's 2001 10-K report and other SEC reports.